SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         July 1, 1997
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                            DOMAIN ENERGY CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                       1-12999                    76-0526147
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(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)        (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)



1100 Louisiana, Suite 1500, Houston, TX                                77002
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)



Registrant's telephone number, including area code        (713) 757-5662
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HOFS02...:\72\41872\0003\1612\FRM7147K.020
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

            On July 1, 1997, Domain Energy Corporation, a Delaware corporation (the "Company"), through its wholly owned subsidiary, Domain Energy Production Corporation, a Delaware corporation, consummated the acquisition of certain net profits overriding royalty interests from three unaffiliated institutional investors. Such interests are primarily located in the Gulf Coast region and have combined proved reserves of approximately 33.0 Bcfe. The interests also include 18,209 net undeveloped leasehold acres. The aggregate purchase price for the interests was approximately $28,660,000, which was paid in cash with a portion of the net proceeds of the initial public offering of the Company's common stock consummated on June 27, 1997.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial statements of businesses acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.


 Exhibit number    Description

       2.1 Purchase Agreement, dated as of April 30, 1997, among Domain Energy Production Corporation, as Purchaser, each of GE APPL Corp., GTPT Corporation and Zeta MT Holding, Inc., as Sellers, and NationsBank of Texas, N.A., as QPAM (incorporated herein by reference to Exhibit 10.13 of the Registrant's Amendment No. 1 to Registration Statement dated May 22, 1997).







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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DOMAIN ENERGY CORPORATION

                              By:  /s/  Rick G. Lester
                                   ------------------------------------
                              Name:  Rick G. Lester
                              Title: Vice President, Chief Financial Officer and
                                     Treasurer



Date:  July 15, 1997



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
                                  EXHIBIT INDEX


 Exhibit number    Description
 --------------    -----------

       2.1 Purchase Agreement, dated as of April 30, 1997, among Domain Energy Production Corporation, as Purchaser, each of GE APPL Corp., GTPT Corporation and Zeta MT Holding, Inc., as Sellers, and NationsBank of Texas, N.A., as QPAM (incorporated herein by reference to Exhibit 10.13 of the Registrant's Amendment No. 1 to Registration Statement dated May 22, 1997).








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